NEWS	Exhibit 99.1

Tara Kurian
VP, Corporate Finance and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2024 Q4 Financial Results
Q4 Diluted EPS of $(0.93) and Q4 Adjusted Diluted EPS of $0.38
Provides Full Year 2025 Financial Outlook

TAMPA, Fla., February 26, 2025 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the fourth quarter 2024 (“Q4 2024”) and fiscal year ended December 29, 2024 (“Fiscal Year 2024”) compared to the fourth quarter 2023 (“Q4 2023”) and the fiscal year ended December 31, 2023 (“Fiscal Year 2023”). In 2023, the fourth quarter and fiscal year included an additional operating week (“53rd week”) compared to Fiscal Year 2024.

CEO Comments
“In my first six months, I have become even more confident that we have iconic brands with a strong right to succeed in on-trend, large scale categories,” said Mike Spanos, CEO. “I am also aware that our current results are not what we expect and are not representative of our potential. We are making changes to address our near-term execution as well as drive sustainable sales and profit growth. Our guidance for the first quarter and full year is reflective of where we are and our go-forward short term performance.”

Sale of Majority Ownership of our Brazil Operations
On December 30, 2024, we completed the sale of 67% of our Brazil operations to a fund managed by an affiliate of Vinci Partners and retained a 33% interest. Following the closing of the sale, our subsidiary entered into amended and restated franchise agreements with all existing restaurants in Brazil, and these Brazil restaurants began operating as unconsolidated franchises.

Diluted EPS and Adjusted Diluted EPS
The following tables reconcile Diluted (loss) earnings per share to Adjusted diluted earnings per share consolidated and from continuing operations for the periods indicated (unaudited):

	Q4			FISCAL YEAR
Consolidated:	2024	2023	CHANGE	2024	2023	CHANGE
Diluted (loss) earnings per share	$(0.93)	$0.45	$(1.38)	$(1.49)	$2.56	$(4.05)
Adjustments (1)	1.31	0.26	1.05	3.28	0.22	3.06
Adjusted diluted earnings per share (1)	0.38	0.71	(0.33)	1.79	2.78	(0.99)
Remove Fiscal 2023 53rd Week Impact (2)	—	(0.15)	0.15	—	(0.15)	0.15
Adjusted diluted earnings per share on a comparable period basis (2)	$0.38	$0.56	$(0.18)	$1.79	$2.63	$(0.84)

Continuing operations:
Diluted earnings (loss) per share	$0.12	$0.37	$(0.25)	$(0.61)	$2.13	$(2.74)
Adjustments	0.10	0.26	(0.16)	2.06	0.25	1.81
Adjusted diluted earnings per share	$0.22	$0.63	$(0.41)	$1.45	$2.38	$(0.93)

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(1)Adjusted diluted earnings per share for Q4 and fiscal year 2023 have been recast to remove the previously included non-GAAP adjustment of 5.1 million diluted weighted average common shares outstanding related to the convertible note hedge contracts entered into at the issuance of the 2025 Notes. See non-GAAP Measures later in this release. Also see Tables Four, Five and Six for details regarding the nature of diluted earnings per share adjustments for the periods presented.
(2)The 53rd week of 2023 was estimated to have positively impacted both GAAP and adjusted diluted earnings per share by approximately $0.15 for both the Q4 2023 and Fiscal Year 2023. For comparability, we have presented adjusted diluted earnings per share excluding the impact of the 53rd week of December 25, 2023 to December 31, 2023.

Fourth Quarter Financial Results
The financial results presented below include both continuing operations and consolidated operations, inclusive of our Brazil operations which were classified as discontinued operations during Q4 2024.

	CONTINUING OPERATIONS			CONSOLIDATED
(dollars in millions, unaudited)	Q4 2024	Q4 2023	CHANGE	Q4 2024	Q4 2023	CHANGE
Total revenues (1)	$972.0	$1,071.7	(9.3)%	$1,096.8	$1,194.2	(8.2)%

GAAP operating income margin	1.7%	4.6%	(2.9)%	(3.6)%	4.8%	(8.4)%
Adjusted operating income margin (2)	3.5%	7.7%	(4.2)%	4.4%	7.5%	(3.1)%

Restaurant-level operating margin (2)	12.4%	15.9%	(3.5)%	13.8%	16.4%	(2.6)%
Adjusted restaurant-level operating margin (2)	12.4%	15.3%	(2.9)%	13.8%	15.9%	(2.1)%
___________________
(1)Q4 2023 includes $83.5 million from the 53rd week.
(2)See non-GAAP Measures later in this release. Also see Tables Four and Five for details regarding the nature of restaurant-level operating margin and operating income margin adjustments, respectively.

•The decrease in Total revenues from continuing operations was primarily due to the 53rd week included in 2023 and the net impact of restaurant closures and openings.

•GAAP operating income margin from continuing operations decreased from Q4 2023 primarily due to a decrease in restaurant-level operating margin, as detailed below, higher depreciation and amortization expense and impairment and closure costs. These decreases are partially offset by gains on foreign currency forward contracts within general and administrative expense.

•Restaurant-level operating margin from continuing operations decreased from Q4 2023 primarily due to: (i) lower revenues, as discussed above, (ii) higher labor, operating and commodity costs, primarily due to inflation, (iii) higher insurance and legal expense, primarily from lapping favorable 2023 settlements and (iv) higher advertising expense. These decreases were partially offset by an increase in average check per person and the impact of certain cost-saving and productivity initiatives.

•Adjusted income from operations from continuing operations primarily excludes certain net impairment and closure costs for Q4 2024 and Q4 2023, and gains on foreign currency forward contracts for Q4 2024.

Fourth Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED DECEMBER 29, 2024	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S. (1)
Outback Steakhouse	(1.8)%
Carrabba’s Italian Grill	(0.9)%
Bonefish Grill	(1.5)%
Fleming’s Prime Steakhouse & Wine Bar	3.0%
Combined U.S.	(1.1)%
___________________
(1)For Q4 2024, comparable restaurant sales compare the thirteen weeks from September 30, 2024 through December 29, 2024 to the thirteen weeks from October 2, 2023 through December 31, 2023. See Table Nine for details regarding our fiscal and comparable basis calendars.

Dividend Declaration and Share Repurchases
On February 12, 2025, our Board of Directors declared a quarterly cash dividend of $0.15 per share, payable on March 26, 2025 to stockholders of record at the close of business on March 11, 2025.

We repurchased 10.1 million shares for a total of $265.7 million during 2024 and have $96.8 million of share repurchase authorization remaining under the 2024 Share Repurchase Program.

Fiscal 2025 Financial Outlook
The tables below present our expectations for selected 2025 financial and operating results from continuing operations.

Financial Results:	2025 Guidance
U.S. comparable restaurant sales	(2.0%) to Flat

Diluted earnings per share (1)	$1.08 to $1.28

Adjusted diluted earnings per share (1)(2)	$1.20 to $1.40

Effective income tax rate	Close to 0%

Other Selected Financial Data:	2025 Guidance
Commodity inflation	2.5% to 3.5%

Labor Inflation	4% to 5%

Capital expenditures	$190M to $210M

Number of new company-owned restaurants	18 to 20

Number of new franchised restaurants	Approximately 30
___________________
(1)Assumes diluted weighted average shares of 85 to 86 million.
(2)Includes estimated adjustments related to the workforce reduction announced on February 20, 2025 and the cost of executing the foreign currency forward contracts entered into as part of the Brazil transaction.

Q1 2025 Financial Outlook
The table below presents our expectations for selected fiscal Q1 2025 financial operating results from continuing operations.

Financial Results:	Q1 2025 Outlook
U.S. comparable restaurant sales	(1.5%) to (0.5%)

Diluted earnings per share (1)	$0.48 to $0.53

Adjusted diluted earnings per share (1)(2)	$0.55 to $0.60
___________________
(1)Assumes diluted weighted average shares of approximately 85 million.
(2)Includes estimated adjustments related to the workforce reduction announced on February 20, 2025 and the cost of executing the foreign currency forward contracts entered into as part of the Brazil transaction.

Conference Call
The Company will host a conference call today, February 26, 2025 at 8:30 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,450 restaurants in 46 states, Guam and 12 countries. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margins, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five and Six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2025 Financial Outlook” and “Q1 2025 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impacts of our operations in Brazil as a minority investor and franchisor following our recent sale transaction on our results; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR
	DECEMBER 29, 2024	DECEMBER 31, 2023	2024	2023
(in thousands, except per share data)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues
Restaurant sales	$952,091	$1,048,590	$3,866,344	$4,077,789
Franchise and other revenues	19,929	23,124	84,131	90,371
Total revenues	972,020	1,071,714	3,950,475	4,168,160
Costs and expenses
Food and beverage	276,239	310,822	1,147,859	1,240,485
Labor and other related	301,170	316,323	1,202,520	1,219,839
Other restaurant operating	256,408	254,818	1,001,034	988,668
Depreciation and amortization	45,146	42,936	175,580	169,266
General and administrative	43,723	62,784	219,383	233,559
Provision for impaired assets and restaurant closings	33,137	34,431	64,291	33,574
Total costs and expenses	955,823	1,022,114	3,810,667	3,885,391
Income from operations	16,197	49,600	139,808	282,769
Loss on extinguishment of debt	—	—	(136,022)	—
Interest expense, net	(17,138)	(13,928)	(62,593)	(51,582)
(Loss) income before (benefit) provision for income taxes	(941)	35,672	(58,807)	231,187
(Benefit) provision for income taxes	(13,526)	(2,352)	(12,134)	18,402
Net income (loss) from continuing operations	12,585	38,024	(46,673)	212,785
Net (loss) income from discontinued operations, net of tax	(90,122)	7,529	(75,982)	41,629
Net (loss) income	(77,537)	45,553	(122,655)	254,414
Less: net income attributable to noncontrolling interests	1,924	2,283	5,363	7,028
Net (loss) income attributable to Bloomin’ Brands	$(79,461)	$43,270	$(128,018)	$247,386

Basic earnings (loss) per share:
Continuing operations	$0.13	$0.41	$(0.61)	$2.36
Discontinued operations	(1.06)	0.09	(0.88)	0.48
Net basic (loss) earnings per share	$(0.94)	$0.50	$(1.49)	$2.84

Diluted earnings (loss) per share:
Continuing operations	$0.12	$0.37	$(0.61)	$2.13
Discontinued operations	(1.05)	0.08	(0.88)	0.43
Net diluted (loss) earnings per share	$(0.93)	$0.45	$(1.49)	$2.56

Weighted average common shares outstanding:
Basic	84,845	86,918	85,905	87,230
Diluted	85,428	96,226	85,905	96,453

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR
(dollars in thousands)	DECEMBER 29, 2024	DECEMBER 31, 2023	2024	2023
U.S. Segment	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues
Restaurant sales	$942,568	$1,029,908	$3,812,604	$4,005,053
Franchise and other revenues	9,940	12,494	44,530	48,546
Total U.S. segment revenues	952,508	1,042,402	3,857,134	4,053,599

International Franchise Segment
Franchise revenues	9,988	10,554	39,490	41,524

Reconciliation
All other revenues (1)	9,524	18,758	53,851	73,036
Revenues from discontinued operations	131,286	128,854	525,268	529,671
Intercompany royalties (2)	(6,460)	(6,371)	(25,932)	(26,360)
Total revenues	$1,096,846	$1,194,197	$4,449,811	$4,671,470

Reconciliation of Segment Operating Income to Consolidated Operating Income
Segment income from operations
U.S.	$34,036	$73,269	$250,050	$377,534
International Franchise	9,668	10,040	37,961	39,207
Total segment income from operations	43,704	83,309	288,011	416,741
Unallocated corporate operating expense	(27,102)	(32,834)	(130,769)	(134,057)
Other (loss) income from operations (1)	(405)	(875)	(17,434)	85
Total income from operations	16,197	49,600	139,808	282,769
Total (loss) income from discontinued operations	(55,425)	7,249	(38,601)	42,375
Total (loss) income from operations	$(39,228)	$56,849	$101,207	$325,144
_________________
(1)Includes revenues related to our Hong Kong and China subsidiaries.
(2)To remove intercompany royalty revenues already included in total revenues from continuing operations within the international franchise segment. These royalties were eliminated in consolidation prior to discontinued operations reporting.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	DECEMBER 29, 2024	DECEMBER 31, 2023
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$70,056	$111,519
Net working capital (deficit) (1)	$(631,817)	$(659,021)
Total assets	$3,384,805	$3,424,081
Total debt	$1,027,398	$780,719
Total stockholders’ equity	$139,446	$412,003
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR
(dollars in thousands)	DECEMBER 29, 2024	DECEMBER 31, 2023	2024	2023
Income from continuing operations	$16,197	$49,600	$139,808	$282,769
Operating income margin, continuing operations	1.7%	4.6%	3.5%	6.8%
Less:
Franchise and other revenues	19,929	23,124	84,131	90,371
Plus:
Depreciation and amortization	45,146	42,936	175,580	169,266
General and administrative	43,723	62,784	219,383	233,559
Provision for impaired assets and restaurant closings	33,137	34,431	64,291	33,574
Restaurant-level operating income (1)	$118,274	$166,627	$514,931	$628,797
Restaurant-level operating margin	12.4%	15.9%	13.3%	15.4%
Adjustments:
Legal and other matters (2)	—	(3,650)	—	(3,650)
Asset impairments and closure-related charges (3)	—	(2,450)	434	(2,450)
Partner compensation (4)	—	—	—	1,894
Total restaurant-level operating income adjustments	—	(6,100)	434	(4,206)
Adjusted restaurant-level operating income from continuing operations	$118,274	$160,527	$515,365	$624,591
Adjusted restaurant-level operating margin, continuing operations	12.4%	15.3%	13.3%	15.3%
Restaurant-level operating income from discontinued operations (5)	30,948	26,255	108,062	117,500
Adjusted restaurant-level operating income	$149,222	$186,782	$623,427	$742,091
Adjusted restaurant-level operating margin	13.8%	15.9%	14.2%	16.1%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.
(2)Reflects changes in legal reserves in connection with certain collective action wage and hour lawsuits.
(3)Lease remeasurement gain within the U.S. segment in connection with closure of three U.S. and two Hong Kong Aussie Grill restaurants and the decision to close 36 predominantly older, underperforming U.S. restaurants (the “2023 Restaurant Closures”).
(4)Costs incurred in connection with the transition to a new partner compensation program, within the U.S. segment.
(5)No adjustments for the periods presented. Excludes intercompany royalty expense of $6.5 million, $6.4 million, $25.9 million and $26.4 million for the thirteen weeks ended December 29, 2024 and fourteen weeks ended December 31, 2023 and fiscal years 2024 and 2023, respectively, since the corresponding intercompany royalty revenue is included within Franchise and other revenues from continuing operations and is therefore already excluded from the calculation of restaurant-level operating income.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR
Consolidated	DECEMBER 29, 2024	DECEMBER 31, 2023	2024	2023
Income from continuing operations	$16,197	$49,600	$139,808	$282,769
Operating income margin, continuing operations	1.7%	4.6%	3.5%	6.8%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	(6,100)	434	(4,206)
Asset impairments and closure-related charges (2)	30,602	34,822	63,009	28,236
Executive transition costs (3)	—	—	4,121	—
Strategic initiative fees (4)	2,500	—	6,500	—
Foreign currency hedge gains (5)	(15,728)	—	(15,728)	—
Other (6)	—	4,110	—	7,546
Total income from operations adjustments	17,374	32,832	58,336	31,576
Adjusted income from operations, continuing operations	$33,571	$82,432	$198,144	$314,345
Adjusted operating income margin, continuing operations	3.5%	7.7%	5.0%	7.5%
Adjusted income from operations, discontinued operations (7)	14,667	7,249	34,446	42,375
Adjusted income from operations	$48,238	$89,681	$232,590	$356,720
Adjusted operating income margin	4.4%	7.5%	5.2%	7.6%

U.S. Segment
Income from continuing operations	$34,036	$73,269	$250,050	$377,534
Operating income margin	3.6%	7.0%	6.5%	9.3%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	(2,450)	434	(556)
Strategic initiative fees (4)	2,500	—	6,500	—
Asset impairments and closure-related charges (2)	30,071	33,360	43,929	26,774
Other (6)	—	—	—	1,147
Total income from operations adjustments	32,571	30,910	50,863	27,365
Adjusted income from continuing operations	$66,607	$104,179	$300,913	$404,899
Adjusted operating income margin	7.0%	10.0%	7.8%	10.0%

International Franchise Segment
Income from continuing operations	$9,668	$10,040	$37,961	$39,207
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)The thirteen weeks and fiscal year ended December 29, 2024, include asset impairment related to 41 older, underperforming restaurants, within the U.S. segment. Fiscal year 2024, includes asset impairment, closure costs and severance primarily related to the 2023 Restaurant Closures, within the U.S. segment and the closure of nine restaurants in Hong Kong. The fourteen weeks and fiscal year ended December 31, 2023, include asset impairment, closure costs and severance primarily related to the 2023 Restaurant Closures, primarily within the U.S. segment.
(3)Compensation costs and professional fees related to our CEO transition and severance related to other executive level changes.
(4)Represents fees incurred in connection with a project-based strategic initiative. The costs incurred represent third-party consulting fees related to a strategic initiative to develop revenue growth management capabilities for Outback Steakhouse and are included in General and administrative expense. Given the magnitude and scope of this initiative and that it is not expected to recur in the foreseeable future after 2024, we consider these incremental expenses to be distinct from other consulting fees that we incur in the ordinary course of business and not reflective of the ongoing costs to operate our business or operating performance in the period.
(5)Gains in connection with the foreign currency forward contracts to partially offset the risk associated with the payments from the sale of our Brazil operations.
(6)Primarily includes professional fees, severance and other costs not correlated to our core operating performance during the period.
(7)Includes operating income from our Brazil operations for the periods presented, including intercompany royalty expense. For 2024, includes non-GAAP adjustments of $68.3 million for impairment of assets held for sale, $3.3 million of transaction related professional fees and $1.5 million of other impairment.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR
(in thousands, except per share data)	DECEMBER 29, 2024	DECEMBER 31, 2023	2024	2023
Net (loss) income attributable to Bloomin’ Brands	$(79,461)	$43,270	$(128,018)	$247,386
Net (loss) income from discontinued operations, net of tax	(90,122)	7,529	(75,982)	41,629
Net income (loss) attributable to Bloomin' Brands from continuing operations (1)	10,661	35,741	(52,036)	205,757
Adjustments:
Income from operations adjustments (2)	17,374	32,832	58,336	31,576
Loss on extinguishment of debt (3)	—	—	135,797	—
Total adjustments, before income taxes	17,374	32,832	194,133	31,576
Adjustment to provision for income taxes (4)	(9,107)	(8,151)	(13,001)	(7,872)
Net adjustments, continuing operations	8,267	24,681	181,132	23,704
Adjusted net income, continuing operations	18,928	60,422	129,096	229,461
Adjusted net income, discontinued operations (5)	13,723	7,529	30,246	38,700
Adjusted net income	$32,651	$67,951	$159,342	$268,161

Diluted earnings (loss) per share
Continuing operations	$0.12	$0.37	$(0.61)	$2.13
Discontinued operations	(1.05)	0.08	(0.88)	0.43
Diluted (loss) earnings per share	$(0.93)	$0.45	$(1.49)	$2.56

Adjusted diluted earnings per share
Continuing operations	$0.22	$0.63	$1.45	$2.38
Discontinued operations	0.16	0.08	0.34	0.40
Adjusted diluted earnings per share (6)(7)	$0.38	$0.71	$1.79	$2.78

Diluted weighted average common shares outstanding (7)	85,428	96,226	85,905	96,453
Adjusted diluted weighted average common shares outstanding (6)(7)	85,428	96,226	88,900	96,453
________________
(1)Represents net (loss) income from continuing operations less net income attributable to noncontrolling interests.
(2)See Table Five Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding Income from operations adjustments.
(3)Includes losses in connection with the partial repurchase of the 2025 Notes, including settlements of the related convertible senior note hedges and warrants.
(4)Includes the tax effects of non-GAAP adjustments determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates for all periods presented. For fiscal year 2024, the difference between GAAP and adjusted effective income tax rates primarily relates to nondeductible losses and other tax costs associated with the partial repurchase of the 2025 Notes.
(5)Includes net (loss) income from our Brazil operations for the periods presented and Income from operations adjustments described in footnote 7 of the Adjusted Income from Operations Non-GAAP Reconciliations table above. For 2024, also includes adjustments for $33.8 million of deferred income tax expense resulting from the sale of our Brazil operations and the tax effects of non-GAAP adjustments. For fiscal year 2023, includes a $2.9 million adjustment related to a Brazil federal income tax exemption on certain state value added tax benefits.
(6)Adjusted diluted weighted average common shares outstanding for the thirteen weeks ended December 29, 2024 and the fourteen weeks ended December 31, 2023 and the fiscal years 2024 and 2023 were calculated including the effect of 0.5 million, 5.1 million, 1.6 million and 5.1 million dilutive securities, respectively, for outstanding 2025 Notes and the effect of zero, 3.3 million, 1.0 million and 3.4 million dilutive securities, respectively, for the Warrant Transactions, as defined below. In connection with the offering of the 2025 Notes, we entered into convertible note hedge transactions (the “Convertible Note Hedge Transactions”) and concurrently entered into warrant transactions relating to the same number of shares of our common stock (the “Warrant Transactions”). If our stock price is in excess of the conversion price of the 2025 Notes ($10.60 and $11.14 as of December 29, 2024 and December 31, 2023, respectively), the Convertible Note Hedge Transactions deliver shares to offset dilution from the

2025 Notes, which, in combination with the Warrant Transactions, effectively offset dilution from the 2025 Notes up to the strike price of the Warrant Transactions ($14.84 and $15.60 as of December 29, 2024 and December 31, 2023, respectively). Adjusted diluted earnings per share and adjusted diluted weighted average common shares outstanding for both the fourteen weeks ended December 31, 2023 and fiscal year 2023 have been recast to remove the 5.1 million share benefit of the Convertible Note Hedge Transactions which was previously included as a non-GAAP share adjustment.
(7)Due to a GAAP net loss from continuing operations, antidilutive securities are excluded from diluted weighted average common shares outstanding for the fiscal year 2024. However, considering the adjusted net income position, adjusted diluted weighted average common shares outstanding incorporates securities that would have been dilutive for GAAP.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments from continuing operations:

	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR
(dollars in thousands)	DECEMBER 29, 2024	DECEMBER 31, 2023	2024	2023
Labor and other related	$—	$—	$434	$1,894
Other restaurant operating	—	(6,100)	—	(6,100)
General and administrative	(11,742)	4,732	748	8,266
Provision for impaired assets and restaurant closings	29,116	34,200	57,154	27,516
Loss on extinguishment of debt	—	—	135,797	—
Provision for income taxes	(9,107)	(8,151)	(13,001)	(7,872)
Net adjustments	$8,267	$24,681	$181,132	$23,704

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	SEPTEMBER 29, 2024	OPENINGS	CLOSURES	DECEMBER 29, 2024
U.S.
Outback Steakhouse
Company-owned	550	3	—	553
Franchised	123	—	(1)	122
Total	673	3	(1)	675
Carrabba’s Italian Grill
Company-owned	192	—	—	192
Franchised	18	—	—	18
Total	210	—	—	210
Bonefish Grill
Company-owned	162	—	—	162
Franchised	4	—	—	4
Total	166	—	—	166
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	63	—	—	63
Aussie Grill
Company-owned	4	—	(4)	—
Franchised	2	—	—	2
Total	6	—	(4)	2
U.S. total	1,118	3	(5)	1,116
International Franchise
Outback Steakhouse - South Korea	94	2	—	96
Other	49	—	—	49
International Franchise total	143	2	—	145
Other - Company-owned
Outback Steakhouse - Hong Kong/China	11	—	(1)	10
Discontinued operations - Company-owned
Outback Steakhouse - Brazil (1)	172	1	—	173
Other - Brazil (1)	19	—	—	19
System-wide total	1,463	6	(6)	1,463
System-wide total - Company-owned	1,173	4	(5)	1,172
System-wide total - Franchised	290	2	(1)	291
____________________
(1)The restaurant counts for Brazil, including Abbraccio and Aussie Grill restaurants within International Company-owned Other - Brazil, are reported as of August 31, 2024 and November 30, 2024, respectively, to correspond with the balance sheet dates of this subsidiary. Following the close of the Brazil sale on December 30, 2024, all restaurants in this market are operated as unconsolidated franchisees.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR
	DECEMBER 29, 2024 (1)	DECEMBER 31, 2023 (1)	2024 (1)	2023 (1)
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. - continuing operations (2)
Outback Steakhouse	(1.8)%	(0.3)%	(1.2)%	1.1%
Carrabba’s Italian Grill	(0.9)%	2.5%	—%	3.9%
Bonefish Grill	(1.5)%	(3.0)%	(3.2)%	0.8%
Fleming’s Prime Steakhouse & Wine Bar	3.0%	(0.3)%	0.2%	(0.7)%
Combined U.S.	(1.1)%	(0.2)%	(1.1)%	1.4%
Discontinued operations
Outback Steakhouse - Brazil (3)(4)	0.3%	0.6%	(1.4)%	5.5%

Traffic:
U.S. - continuing operations
Outback Steakhouse	(4.7)%	(4.3)%	(4.2)%	(4.3)%
Carrabba’s Italian Grill	(4.5)%	0.4%	(3.2)%	0.3%
Bonefish Grill	(8.7)%	(4.0)%	(7.1)%	(3.3)%
Fleming’s Prime Steakhouse & Wine Bar	(3.5)%	(1.9)%	(5.8)%	(2.0)%
Combined U.S.	(5.1)%	(3.1)%	(4.4)%	(3.1)%
Discontinued operations
Outback Steakhouse - Brazil (3)	(2.9)%	(0.9)%	(4.4)%	(1.1)%

Average check per person (5):
U.S. - continuing operations
Outback Steakhouse	2.9%	4.0%	3.0%	5.4%
Carrabba’s Italian Grill	3.6%	2.1%	3.2%	3.6%
Bonefish Grill	7.2%	1.0%	3.9%	4.1%
Fleming’s Prime Steakhouse & Wine Bar	6.5%	1.6%	6.0%	1.3%
Combined U.S.	4.0%	2.9%	3.3%	4.5%
Discontinued operations
Outback Steakhouse - Brazil (3)	2.9%	1.2%	2.6%	6.5%
____________________
(1)For 2024, U.S. comparable restaurant sales, traffic and average check per person compare the thirteen weeks from September 30, 2024 through December 29, 2024 to the thirteen weeks from October 2, 2023 through December 31, 2023, and for the fifty-two weeks from January 1, 2024 through December 29, 2024 to the fifty-two weeks from January 2, 2023 through December 31, 2023. For 2023, U.S. comparable restaurant sales, traffic and average check per person compare the fourteen weeks from September 25, 2023 through December 31, 2023 to the fourteen weeks from September 26, 2022 through January 1, 2023, and for the fifty-three weeks from December 26, 2022 through December 31, 2023 to the fifty-three weeks from December 27, 2021 through January 1, 2023. See Table Nine for details regarding our fiscal and comparable basis calendars.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates and the benefit of the Brazil value added tax exemptions.
(4)Includes trading day impact from calendar period reporting.
(5)Includes the impact of menu pricing changes, product mix and discounts.

TABLE NINE
BLOOMIN’ BRANDS, INC.
FISCAL AND COMPARABLE CALENDAR CALCULATION DATES
(UNAUDITED)
FISCAL CALENDAR BASIS	COMPARABLE CALENDAR BASIS
Q4
September 30, 2024 - December 29, 2024	September 30, 2024 - December 29, 2024
vs.	vs.
September 25, 2023 - December 31, 2023	October 2, 2023 - December 31, 2023
Total Year
January 1, 2024 - December 29, 2024	January 1, 2024 - December 29, 2024
vs.	vs.
December 26, 2022 - December 31, 2023	January 2, 2023 - December 31, 2023
____________________
Note: Financial statements for 2024 are reported on a Fiscal Calendar Basis. Due to the 53rd week in Fiscal Year 2023, our financial statement comparisons are one week different year over year. Comparable restaurant sales are reported on a Comparable Calendar Basis. We believe this provides the most accurate assessment of comparable sales.

SOURCE: Bloomin’ Brands, Inc.